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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MTR Gaming Group, Inc.

        We consent to the incorporation by reference in a Registration Statement (Form S-8) pertaining to Non-Qualified Stock Option Agreements dated June 30, 2003 and July 7, 2003 and to the MTR Gaming Group, Inc. 2002 Stock Incentive Plan of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of MTR Gaming Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Pittsburgh, Pennsylvania
December 3, 2003

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CONSENT OF INDEPENDENT AUDITORS